Exhibit 10.42

AMENDMENT NUMBER 3

TO THE FIRST AMERICAN CORPORATION

DIRECTORS DEFERRED COMPENSATION PLAN

(the “Plan”)

WHEREAS, the Plan is a grandfathered plan under § 409A of the Internal Revenue Code (“IRC”) and otherwise not in compliance with § 409A; and

WHEREAS, the Compensation Committee of Regions Financial Corporation’s board of directors (the “Committee”), as successor to the Human Resources Committee of the Board of Directors of First American Corporation, has the authority under § 7.3 of the Plan to amend the Plan; and

WHEREAS, the Board of Directors of Regions Financial Corporation (“Regions”) and the Plan Committee now wish to bifurcate the Plan into two Plans, one for Earnest W. Deavenport, Jr., and one for all other Participants, and to amend the plan for Mr. Deavenport to comply with §409A.

NOW THEREFORE, Regions hereby amends the Plan as follows.

1.    The Plan is hereby bifurcated into two Plans, one for Earnest W. Deavenport, Jr. (the “First American Corporation Director Deferred Compensation Plan for Earnest Deavenport, Jr.”, hereinafter referred to as the “Deavenport Plan”) and one for all other Participants (the “First American Corporation Directors Deferred Compensation Plan”, hereinafter referred to as the “Retiree Plan”). The provisions of the Retiree Plan shall be identical to the provisions of the Plan, except that Mr. Deavenport shall not be a participant. All provisions of the Deavenport Plan shall be identical to the provisions of the Plan, except as amended below and that Earnest W. Deavenport Jr. shall be the only participant.

2.    All provisions of the Deavenport Plan providing relating to the timing of payment of the Deferred Compensation Account and the Stock Account are hereby deleted effective January 1, 2012, including, without limitation, Sections 6.1, 6.2, 6.3, 7.13, and the last sentence of Section 7.3.

3.    Payment terms under the Deavenport Plan shall be as follows: All amounts accumulated in the Deferred Compensation Account and the Stock Account shall be distributed to the Participant no earlier than December 19, 2012 and no later than December 31, 2012.

4.    As of the date hereof, no amounts have been deferred into the Plan on or after January 1, 2005. The Deavenport Plan shall permit no deferrals on or after January 1, 2005.